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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated September 25, 1996, except for Note 12, as to which the date is November 18, 1996, on our audits of the financial statements of 4MC-Burbank, Inc. and our report dated October 1, 1996, except for Note 2, as to which the date is November 18, 1996, on our audit of the financial statement of Four Media Company. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.
                                          _____________________________________
                                          Coopers & Lybrand L.L.P.

Los Angeles, California
February 5, 1997